                                                                     EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-42994 of 50-OFF Stores, Inc. on Form S-8 of our report dated May 20, 1996, appearing in this Annual Report on Form 10-K of 50-OFF Stores, Inc. for the year ended February 2, 1996.



DELOITTE & TOUCHE LLP

San Antonio, Texas
May 28, 1996